                                                              Exhibit 4(a)





                                THIRD AMENDMENT


        THIRD AMENDMENT, dated as of October 12, 1993 (this "Third Amendment"), to the Restated Credit Agreement, dated as of October 24, 1989, as amended by the letter dated September 25, 1990, by the First Amendment thereto dated as of October 23, 1991 and by the Second Amendment thereto dated as of October 7, 1992 (the "Credit Agreement"), among MND Energy Corporation ("MND"), Mitchell Energy Corporation ("MEC"), Southwestern Gas Pipeline, Inc. ("SGP"; MND and SGP collectively, the "Borrowers"), the several banks parties thereto (the "Existing Banks") and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company) as agent for the Existing Banks (in such capacity, the "Agent").


                             W I T N E S S E T H :


        WHEREAS, the Borrowers, MEC, the Existing Banks and the Agent are parties to the Credit Agreement;

        WHEREAS, the Borrowers have requested that the Existing Banks amend the Credit Agreement in the manner set forth below and that Bank of America NT & SA ("Bank of America") become a party to the Credit Agreement;

        WHEREAS, the Existing Banks and Bank of America are willing to accede to the requests of the Borrowers, upon the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Borrowers, the Existing Banks, the Agent and Bank of America hereby agree as follows:


        SECTION I.  DEFINED TERMS

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are so used as so defined.


        SECTION II.  AMENDMENTS

        The Credit Agreement is hereby amended as follows:

        1. Defined Terms. Subsection 1.1 of the Credit Agreement is hereby amended by

                (a) deleting clause (d) of the definition of "CD Interest
        Period";

                (b) deleting the definition of "Certain Other MEC Debt" in its entirety and substituting, in lieu thereof, the following:

                        "'Certain Other MEC Debt' means (i) as of January 31,
                1989, the obligations listed on Schedule 4 in an aggregate amount equal to $9,225,000, (ii) $58,666,667, which represents all Guarantee Obligations of MND in respect of borrowings made by Belvieu Environmental Fuels, a Texas General Partnership, pursuant to that certain term sheet delivered to the Banks on June 24, 1992; provided that such $58,666,667 shall be reduced to zero on the date on which and for so long as such Guarantee Obligations are reduced to zero, as certified by MND to the Agent, (iii) all Guarantee Obligations of MND under the Partners' Undertaking dated as of August 14, 1992 among Conoco, Inc., Liquid Energy Corp., MND, C&L Processors Partnership and The Chase Manhattan Bank (National Association), as agent, (iv) $19,000,000, which represents all Guarantee Obligations of MND under the Mitchell Guarantee dated as of June 1, 1993 made by MND in favor of Chemical Bank, as agent, relating to that certain Term Loan Agreement dated as of June 1, 1993 among Gulf Coast Fractionators, certain lenders and Chemical Bank, as agent; provided that such $19,000,000 shall be reduced to $3,875,000 on the date on which and for so long as the Completion Amount (as defined in such Mitchell Guarantee) is reduced to zero, as certified by MND to the Agent and provided, further, that such $3,875,000 shall be reduced to zero on the date on which and for so long as the Clawback Amount (as defined in such Mitchell Guarantee) is reduced to zero, as certified by MND to the Agent and (v) such other obligations as are mutually agreed to by the Determining Banks on each Determination Date commencing on January 31, 1990.".

                (c) deleting clause (d) of the definition of "Eurodollar Interest Period";

                (d) deleting the definition of "Installment Payment Date" in its entirety;

                (e) deleting the definition of "Scheduled Termination Date" in its entirety and substituting, in lieu thereof, the following:





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                                                                               3



                        "'Scheduled Termination Date' means July 31, 1998.";
                and

                (f) adding to said subsection 1.1, in alphabetical order, the following terms:

                        "'Third Amendment' means the Third Amendment, dated as
                of October 12, 1993, to this Agreement.

                        'Third Amendment Effective Date' means the date on
                which all conditions precedent specified in Section III of the Third Amendment shall have been satisfied in accordance with their respective terms.".

        2. Revolving Credit Commitments. The chart forming a part of subsection 2.1 of the Credit Agreement is hereby amended by deleting such chart in its entirety and substituting, in lieu thereof, the following:

                                             Amount of           SGP          Per-
     "Bank                                  Commitment         Portion      centage
      ----                                  ----------         -------      -------
     Chemical Bank                         $40,000,000      $10,400,000      16%

     NationsBank of                         33,000,000        8,580,000      13.2
       Texas, N.A.

     Citibank, N.A.                         30,000,000        7,800,000      12

     The Bank of Nova Scotia                27,000,000        7,020,000      10.8

     PNC Bank, National                     21,000,000        5,460,000       8.4
       Association

     The First National                     18,000,000        4,680,000       7.2
     Bank of Boston

     Bank One, Texas, N.A.                  15,000,000        3,900,000       6

     First Interstate                       12,000,000        3,120,000       4.8
       Bank of Texas, N.A.

     Christiania Bank                        9,000,000        2,340,000       3.6
       New York Branch

     Morgan Guaranty Trust                   9,000,000        2,340,000       3.6
       Company of New York

     National Westminster                    9,000,000        2,340,000       3.6
       Bank Plc

     NBD Bank, N.A.                          9,000,000        2,340,000       3.6



                                             Amount of           SGP          Per-
     "Bank                                  Commitment         Portion      centage
      ----                                  ----------         -------      -------
     The Bank of Tokyo, Ltd.                 9,000,000        2,340,000       3.6

     Bank of America National
       Trust and Savings
       Association                           9,000,000        2,340,000       3.6
                                          ------------      -----------      ----


                                  Total   $250,000,000      $65,000,000     100%".
                                          ============      ===========     =====


        3. The Notes. Subsection 2.2 of the Credit Agreement is hereby amended by deleting clause (b) of the second sentence thereof in its entirety and substituting, in lieu thereof, the following: "(b) be stated to mature on the Scheduled Termination Date, and".

        4. Conversion to Term Loans. Subsection 2.3 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following: "[INTENTIONALLY OMITTED]".

        5. Reduction of Commitment. Subsection 2.6 of the Credit Agreement is hereby amended by adding the designation "(a)" at the beginning of the first sentence thereof and by adding the following new paragraph (b) at the end thereof:

                "(b) On July 31, 1997, the Commitments shall automatically and permanently be reduced to an amount equal to the lesser of (i) seventy-five percent (75%) of the Commitments in effect on the Third Amendment Effective Date and (ii) the amount of the Commitments in effect on July 31, 1997 before giving effect to this subsection 2.6(b).".

        6. Prepayments. Subsection 2.7 of the Credit Agreement is hereby amended by deleting the penultimate sentence thereof (i.e. the sentence beginning "Partial prepayments after conversion to term") in its entirety.

        7. Interest Rates and Options. Subsection 2.8(a) of the Credit Agreement is hereby amended by deleting clauses (i), (ii) and (iii) thereof in their entireties and substituting, in lieu thereof, the following:

                "(i) subject to the first proviso clause set forth below, Reference Rated Loans shall bear interest at a rate per annum (x) prior to July 31, 1996, equal to the Reference Rate and (y) 1/2 of 1% per annum above the Reference Rate thereafter;

                (ii) subject to the proviso clauses set forth below, Eurodollar Loans shall bear interest at a rate per annum equal to the Eurodollar Rate determined by the Agent for the relevant Eurodollar Interest Period, plus (x) 3/4 of 1% per annum prior to July 31, 1996 and (y) 7/8 of 1% per annum thereafter;





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                                                                               5




                (iii) subject to the proviso clauses set forth below, CD Rated Loans shall bear interest at a rate per annum equal to the Adjusted CD Rate determined by the Agent for the relevant CD Interest Period, plus
        (x) 7/8 of 1% per annum prior to July 31, 1996 and (y) 1% per annum thereafter;".

        8. 1993 Adjustments. Section 2 of the Credit Agreement is hereby amended by adding a new subsection 2.21 thereto, which new subsection shall be and read as follows:

                "2.21 1993 Adjustments. (a) On and as of the Third Amendment Effective Date, (i) Bank of America shall become a "Bank" hereunder for all purposes hereof and shall have the rights and obligations of a Bank hereunder with a Commitment as set forth herein and (ii) each Bank's Commitment shall be as set forth in subsection 2.1 as revised by the Third Amendment.

                (b) On the Third Amendment Effective Date, the Borrowers (i) shall repay the then outstanding Reference Rated Loans in full, together with accrued interest thereon, (ii) may reborrow such repaid amount (or such other amount as may then be permitted under the Credit Agreement) of Reference Rated Loans from the Banks according to each Bank's Commitment in effect on the Third Amendment Effective Date and (iii) shall pay all commitment fees accruing through the Third Amendment Effective Date.

                (c) The Borrowers (i) shall, with respect to each Eurodollar Loan and each CD Rated Loan which is outstanding on the Third Amendment Effective Date, repay such Loans together with accrued interest thereon on the last day of the then current Interest Period for each such Loan and (ii) may reborrow such repaid amount (or such other amount as may then be permitted under the Credit Agreement) of Loans from the Banks in accordance with each Bank's Commitment in effect on the Third Amendment Effective Date.

                (d) On the date on which the last Eurodollar Loan or CD Rated Loan outstanding on the Third Amendment Effective Date shall have been repaid in full, Texas Commerce Bank, National Association (successor to the interests of First City, Texas-Houston, N.A.) shall cease to be a "Bank" hereunder for any purpose and shall surrender its Notes (which Notes are stated to be payable to the order of First City, Texas-Houston, N.A.) to the Borrowers for cancellation.".

        9. Conditions to Loans. Section 3 of the Credit Agreement is hereby amended by deleting the parenthetical "(including the term loans)" from the lead-in thereto.

        10. Conditions to Loans to SGP. Section 4 of the Credit Agreement is hereby amended by deleting the parenthetical "(including the term loans)" from the lead-in thereto.

        11. Schedule 1. Schedule 1 to the Credit Agreement is hereby amended by (a) deleting therefrom the entries for Texas Commerce Bank, National Association, Provident National Bank and First City, Texas-Houston, N.A. and (b) adding the following entry thereto:

                     "BANK OF AMERICA NT & SA
                          333 Clay Street Suite 4550
                          Houston, Texas 77002
                          Attention:  Darryl Neider
                                      Vice President".


        SECTION III.  CONDITIONS PRECEDENT

        This Third Amendment shall become effective on and as of the date that the following conditions precedent are satisfied:

                1. Amendment. The Agent shall have received counterparts of this Third Amendment duly executed by each of the Borrowers and the Banks.

                2. Consent of Guarantors. Each of MEC, SGP and Liquid Energy Corp. shall have executed this Third Amendment in the appropriate space below the caption "Consent of Guarantors" on the signature pages hereto.

                3. New Notes. The Agent shall have received from each of the Borrowers (i) Notes payable to the order of Bank of America in amounts equal to those portions of such Bank's total Commitment then in effect applicable to such Borrower and (ii) Notes payable to the order of The First National Bank of Boston in amounts reflecting its increased Commitment then in effect, in exchange for the Notes previously issued to such Bank.

                4. Legal Opinion. The Agent shall have received the executed legal opinion of the general counsel of the Borrowers, MEC and Liquid Energy Corp., in form and substance reasonably satisfactory to the Agent.

                5. Payment of Fees and Loans. All Reference Rated Loans outstanding in the Third Amendment Effective Date, together with accrued interest thereon, shall have been paid in full, and the Agent shall have received payment of all commitment fees accruing through the Third Amendment Effective Date.

                6. Other Documents; Additional Matters. The Agent shall have received such other corporate documents and other instruments and evidence of corporate proceedings as it may reasonably request.

        SECTION IV.  REPRESENTATIONS AND WARRANTIES

        Each of the Borrowers as of the date hereof and after giving effect to the amendments contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Sections 5 and 6 of the Assignment Agreement and in Section 9 of the Subsidiary Guarantee; provided that for the purposes hereof, the term "Credit Agreement" when used in such Sections 5 and 6 shall be deemed to refer both to this Third Amendment and the Credit Agreement as modified by this Third Amendment.


        SECTION V.  MISCELLANEOUS

        1. Limited Effect. This Third Amendment is limited precisely as written and shall not be deemed (a) to be a consent to any modification or amendment of any other term or condition of the Credit Agreement or of any other term or condition of the instruments or agreements referred to therein or (b) to prejudice any other right or rights that the Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or the agreements referred to therein. Except as expressly amended and modified by this Third Amendment, all of the provisions and covenants of the Credit Agreement are and shall continue to remain in full force and effect in accordance with the terms thereof.

        2. Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        3. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        4. Expenses. The Borrowers jointly and severally agree to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Third Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent. The Borrowers expressly acknowledge and further agree that nothing in the preceding sentence shall be construed to limit in any way the provisions of subsection 9.7 of the Credit Agreement.

        5. New Bank. Bank of America hereby acknowledges that upon the occurrence of the Third Amendment Effective Date it is a party to the Credit Agreement, as amended by this Third Amendment, as if an original party thereto and has the rights and obligations of a Bank thereunder.

        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                  MND ENERGY CORPORATION


                  By  /s/ W. BROOKE HAMILTON
                     __________________________________________________________
                     Title:  Vice President - Finance and Treasurer


                  SOUTHWESTERN GAS PIPELINE, INC.


                  By  /s/ W. BROOKE HAMILTON
                     __________________________________________________________
                     Title:  Vice President - Finance and Treasurer


                  CHEMICAL BANK, as Agent and as a Bank


                  By  /s/ W. DOUG PETNO
                     __________________________________________________________
                     Title:  Vice President



                  NATIONSBANK OF TEXAS, N.A.


                  By  /s/ KRISTIN B. PALMER
                     __________________________________________________________
                     Title:  Vice President


                  CITIBANK, N.A.


                  By  /s/ BARBARA A. COHEN
                     __________________________________________________________
                     Title:  Vice President


                  THE BANK OF NOVA SCOTIA


                  By  /s/ F. C. H. ASHBY
                     __________________________________________________________
                     Title:  Senior Assistant Agent

                  PNC BANK, NATIONAL ASSOCIATION


                  By  /s/ PHILIP R. CONTI
                     __________________________________________________________
                     Title:  Assistant Vice President



                  THE FIRST NATIONAL BANK OF BOSTON


                  By  /s/ L. M. KANE
                     __________________________________________________________
                     Title:  Managing Director



                  BANK ONE, TEXAS, N.A.


                  By  /s/ RICHARD SYLVAN
                     __________________________________________________________
                     Title:  Senior Vice President



                  FIRST INTERSTATE BANK OF TEXAS,
                    N.A.


                  By  /s/ COLLIE C. MICHAELS
                     __________________________________________________________
                     Title:  Vice President



                  CHRISTIANIA BANK
                    NEW YORK BRANCH


                  By  /s/ DEBRA DICKEHUSTH
                     __________________________________________________________
                     Title:  Vice President


                  By  /s/ JAHN O. ROISING
                     __________________________________________________________
                     Title:  First Vice President



                  MORGAN GUARANTY TRUST COMPANY OF
                    NEW YORK


                  By  /s/ PHILIP W. McNEAL
                     __________________________________________________________
                     Title:  Vice President



                  NATIONAL WESTMINSTER BANK PLC


                  By  /s/ DAVID L. SMITH
                     __________________________________________________________
                     Title:  Vice President

                  NBD BANK, N.A.


                  By  /s/ JAMES L. CALDWELL IV
                     __________________________________________________________
                     Title:  First Vice President



                  THE BANK OF TOKYO, LTD.


                  By  /s/ JOHN McINTYRE
                     __________________________________________________________
                     Title:  Vice President



                  BANK OF AMERICA NT & SA


                  By  /s/ DARRYL NEIDER
                     __________________________________________________________
                     Title:  Vice President


                  By  /s/ C. PAIGE DiMAGGIO
                     __________________________________________________________
                     Title:  Assistant Vice President



                  TEXAS COMMERCE BANK, NATIONAL ASSOCIATION (as successor to the interests of First City, Texas-Houston, N.A.)


                  By  /s/ SCOTT RICHARDSON
                     __________________________________________________________
                     Title:  Vice President

                             CONSENT OF GUARANTORS


        Each of the undersigned, pursuant to the Subsidiary Guarantee, dated as of October 24, 1989, made by the undersigned in favor of Chemical Bank (successor by merger to Manufacturers Hanover Trust Company) as Agent for the Banks, hereby consents as of the Third Amendment Effective Date to the provisions of the above Third Amendment and agrees that the Subsidiary Guarantee remains in full force and effect after giving effect to the above Third Amendment.


                     MITCHELL ENERGY CORPORATION


                     By  /s/ W. BROOKE HAMILTON
                     __________________________________________________________
                     Title:  Vice President - Finance and Treasurer



                     SOUTHWESTERN GAS PIPELINE, INC.


                     By  /s/ W. BROOKE HAMILTON
                     __________________________________________________________
                     Title:  Vice President - Finance and Treasurer



                     LIQUID ENERGY CORPORATION


                     By  /s/ W. BROOKE HAMILTON
                     __________________________________________________________
                     Title:  Vice President - Finance and Treasurer